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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT



      Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 1996
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                         GRAY COMMUNICATIONS SYSTEMS, INC.
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                (Exact name of registrant as specified in its charter)


    GEORGIA                        1-13796                    58-0285030
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(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification
incorporation)                                                   Number)


126 N. WASHINGTON STREET, ALBANY, GA                             31701
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   (Address of principal                                       (Zip Code)
     Executive offices)


      Registrant's telephone number, including area code (912) 888-9390
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Item 2. Acquisition or Disposition of Assets

        (a) On September 30, 1996, Gray Communications Systems, Inc. (the "Company") purchased from First American Media, Inc. substantially all of the assets used in the operation of television stations WCTV-TV, Channel 6, the CBS affiliate in Tallahassee, Florida/Thomasville, Georgia, and WKXT-TV, Channel 8, the CBS affiliate in Knoxville, Tennessee, as well as those assets used in the operations of a satellite production services business and a communications and paging business. The consideration paid at closing was approximately $182.6 million, consisting of $175.5 million cash and the assumption of approximately $7.1 million of liabilities. The transaction was recorded on September 30, 1996 and the results of operations of the acquired businesses will be included in the Company's financial statements beginning October 1, 1996.

The terms of the acquisition, including the consideration paid by the Company therefor, were determined in arms-length negotiations between the Company and the seller. The source of funds for the transaction was: net proceeds of $67.1 million from the sale of 3,500,000 shares of Class B Common Stock of the Company; net proceeds of $155.2 million from the sale of $160 million principal amount of the Company's 10 5/8% Senior Subordinated Notes due 2006; $16.9 million drawn down under a senior credit facility with KeyBank National Association, NationsBank, N.A. (South), CIBC, Inc., CoreStates Bank, N.A., and the Bank of New York; and $10 million net proceeds from the sale of 1,000 shares of the Company's Series B Preferred Stock and warrants to purchase 500,000 shares of the Company's Class A Common Stock at $24 per share. Such shares of Series B Preferred Stock were issued to Bull Run Corporation, a principal shareholder of the Company, and to J. Mack Robinson, Chairman of the Board of Bull Run Corporation and Interim President of the Company, and certain of his affiliates. The Robinson-Humphrey Company, Inc. provided an opinion as to the fairness of the terms of the sale of such Series B Preferred Stock and warrants.

For additional information with respect to the foregoing acquisition, offerings, bank credit facility and related matters, including the repayment by the Company of certain of its indebtedness, reference is made to the Company's prospectus, dated September 24, 1996, relating to the public offering by the Company of its Class B Common Stock (the "Equity Prospectus"), as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, particularly under the caption, "The Phipps Acquisition, the KTVE Sale and the Financing," which is incorporated herein by reference.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

         FINANCIAL STATEMENTS OF BUSINESS ACQUIRED AND PRO FORMA FINANCIAL INFORMATION
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The financial statements and pro forma financial information required by this item are set forth under "Pro Forma Financial Data" and "Consolidated Financial Statements" in the Equity Prospectus and are incorporated herein by reference.

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Exhibits:

          (4)(i) Loan Agreement dated September 23, 1996 by and among Gray Communications Systems, Inc., as the borrower, KeyBank National Association as agent, NationsBank, N.A. (South) as C0-Agent and CIBC, Inc., CoreStates Bank, N.A., and the Bank of New York.

             (ii) Borrower Security Agreement dated September 30, 1996 by and between Gray Communications Systems, Inc., and KeyBank National Association.

             (iii) Subsidiary Security Agreement dated September 30, 1996 between Gray Communications Systems, Inc., its subsidiaries and Keybank National Association.

             (iv) Borrower Pledge Agreement dated September 30, 1996 between Gray Communications Systems, Inc., and Keybank National Association.

             (v) Subsidiary Pledge Agreement dated September 30, 1996 by and among WRDW-TV, Inc., WJHG-TV, Inc., WALB-TV, Inc., Gray Kentucky Television, Inc. and Keybank National
                    Association.

             (vi) Subsidiary Guarantee dated September 30, 1996 between Gray Communications Systems, Inc., its subsidiaries and Keybank National Association.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GRAY COMMUNICATIONS SYSTEMS, INC.

Date: October 15, 1996

                               By: /s/ William A. Fielder, III
                                   __________________________________________
                                   WILLIAM A. FIELDER, III
                                   Vice President and Chief Financial Officer